EXHIBIT 4

                           Community Bancorp, Inc. Form 8-K

























































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                               COMMUNITY BANCORP, INC.


                                         and


                               CAMBRIDGE TRUST COMPANY


                                   as Rights Agent





                             SHAREHOLDER RIGHTS AGREEMENT

                               Dated as of May 24, 1996

























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                                  Table of Contents


          Section                                                 Page

              1    Certain Definitions.........................     1

              2    Appointment of Rights Agent.................     6

              3    Issue of Right Certificates.................     6

              4    Form of Right Certificates..................     8

              5    Countersignature and Registration...........    10

              6    Transfer, Split Up, Combination and Exchange
                         of Right Certificates; Mutilated,
                         Destroyed, Lost or Stolen Right
                         Certificates..........................    10

              7    Exercise of Rights; Exercise Price; Expiration
                         Date of Rights........................    11

              8    Cancellation and Destruction of
                         Right Certificates....................    14

              9    Reservation and Availability of
                         Preferred Stock.......................    14

             10    Preferred Stock Record Date.................    16

             11    Adjustment of Exercise Price, Number and Kind
                         of Shares or Number of Rights.........    16

             12    Certificate of Adjusted Exercise Price or
                         Number of Shares......................    27

             13    Consolidation, Merger or Sale or Transfer
                         of Assets or Earning Power............    28

             14    Fractional Rights and Fractional Shares.....    31

             15    Rights of Action............................    32

             16    Agreement of Right Holders..................    33

             17    Right Certificate Holder Not Deemed
                         a Shareholder.........................    33





                                         (i)






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          Section                                                 Page

              18   Concerning the Rights Agent................     34

              19   Merger or Consolidation or Change of Name
                         of Rights Agent......................     34

              20   Duties of Rights Agent.....................     35

              21   Change of Rights Agent.....................     38

              22   Issuance of New Right Certificates.........     39

              23   Redemption and Termination.................     40

              24   Notice of Certain Events...................     41

              25   Notices....................................     43

              26   Supplements and Amendments.................     43

              27   Successors.................................     44

              28   Determinations and Actions by the
                         Board of Directors...................     44

              29   Benefits of this Agreement.................     45

              30   Severability...............................     45

              31   Governing Law..............................     46

              32   Counterparts...............................     46

              33   Descriptive Headings.......................     46

          Exhibit A -- Certificate of Designation for Preferred Stock

          Exhibit B -- Form of Right Certificate

          Exhibit C -- Form of Summary of Rights







                                         (ii)








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                             SHAREHOLDER RIGHTS AGREEMENT


              Agreement, dated as of May 24, 1996, between Community Bancorp, Inc., a Massachusetts corporation (the "Company"), and (the "Rights Agent").

                                 W I T N E S S E T H

              WHEREAS, on May 21, 1996 the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each outstanding share of Common Stock, par value $2.50 per share, of the Company (the "Common Stock") outstanding as of the close of business on May 21, 1996 (the "Record Date"), (other than shares of Common Stock held in the Company's treasury on the Record Date), and contemplates the issuance of one Right for each share of Common Stock of the Company issued (whether originally issued or sold from the Company's treasury) between the Record Date and the Distribution Date (as such term is defined in Section 3 hereof), each Right initially representing the right to purchase one one-thousandth (1/1000th) of one share of Series A Participating Cumulative Preferred Stock, par value $10.00 per share, of the Company (the "Preferred Stock"), having the powers, rights and preferences set forth in the Certificate of Designation attached as Exhibit/A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

              NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

              Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

              (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 25% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company (as such term is hereinafter defined), (iii) any employee benefit plan of the Company or any Subsidiary of the Company (as such term is hereinafter defined), (iv) any entity or Person holding shares of Common Stock organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plan. The Persons described in clauses (i) through (iv) above are referred to herein as "Exempt Persons."
          Notwithstanding the foregoing, no Person







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          shall become an "Acquiring Person" as the result of an
          acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 25% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person."

              (b) "Adverse Person" shall mean any Person declared to be an Adverse Person by the Board of Directors upon a determination of the Board of Directors that the criteria set forth in Section 11(a)(ii)(B) apply to such Person; provided, however, that Dennis
          F. Murphy, Jr. shall not be subject to a determination by the Board of Directors under Section 11(a)(ii)(B) unless and until Mr. Murphy makes an acquisition of Common Stock that would increase his ownership to 15.1% or more of the outstanding Common Stock. Notwithstanding the foregoing, Mr. Murphy shall not become subject to a determination by the Board of Directors under
          Section 11(a)(ii)(B) as a result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares officially owned by Mr. Murphy to 15.1% or more of the Common Stock of the Company then outstanding; provided, however, that if Mr. Murphy shall become the Beneficial Owner of 15.1% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then Mr. Murphy shall be subject to a determination by the Board of Directors under Section 11(a)(ii)(B).

              (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement; provided, however, that no Person who is a director or officer of the Company shall be deemed an Affiliate or an Associate of any other director or officer of the Company solely as a result of his or her position as director or officer of the Company.

              (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:















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                   (i)   which such Person or any of such Person's
              Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) or has the right to dispose of;

                   (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has

                         (A) the right to acquire (whether such right is
              exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;
              (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event; or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Sections 3(a), 11(i) or 22 hereof; or

                         (B) the right to vote pursuant to any agreement,
              arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation and (2) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                   (iii) which are beneficially owned, directly or
              indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of Section 1(d)(ii) hereof) or disposing of any securities of the Company;













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          provided, however, that (1) no Person engaged in business as an underwriter of securities shall be deemed the Beneficial Owner of any securities acquired through such Person's participation as an underwriter in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition and
          (2) no Person who is a director or an officer of the Company shall be deemed the Beneficial Owner of any securities of the Company that are beneficially owned by any other director or officer of the Company solely as a result of his or her position as director or officer of the Company.

              (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

              (f)  "Close of business" on any given date shall mean
          5:00 P.M., Boston time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Boston time, on the next succeeding Business Day.

              (g) "Common Stock" shall mean the Common Stock, par value $2.50 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a subsidiary of another Person, the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.

              (h) "Disinterested Director" shall mean (i) any member of the Company's Board of Directors who is not an officer or employee of the Company or any of its Subsidiaries and is not an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person or a representative or nominee of an Acquiring Person, an Adverse Person or any such Affiliate or Associate and was a member of the Company's Board of Directors prior to the date of this Agreement, and (ii) any person who subsequently becomes a member of the Company's Board of Directors who is not an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person or a representative or nominee of an Acquiring Person, an Adverse Person or of any such Affiliate or Associate, if such Person's nomination is recommended or approved by a majority of the Disinterested Directors.
















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              (i)  "Distribution Date" shall have the meaning defined in
          Section 3(a) hereof.

              (j)  "Exercise Price" shall have the meaning defined in
          Section 7(b) hereof.

              (k) "Expiration Date" and "Final Expiration Date" shall have the meanings defined in Section 7(a) hereof.

              (l) "Fair Market Value" of any securities or other property shall be as determined in accordance with Section 11(d) hereof.

              (m) "Person" shall mean any individual, firm, corporation, partnership or other entity.

              (n) "Preferred Stock" shall mean the Series A Participating Cumulative Preferred Stock, par value $ 10.00 per share, as set forth in the introductory paragraph of this Agreement and described in Exhibit A hereto.

              (o)  "Principal Party" shall have the meaning defined in
          Section 13(b) hereof.

              (p)  "Redemption Price" shall have the meaning defined in
          Section 23 hereof.

              (q) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii)(A) or (B) hereof.

              (r) "Section 13 Event" shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

              (s) "Stock Acquisition Date" shall mean 5:00 p.m. Boston time on the date of the first public announcement (which, for purposes of this definition, shall include, without limitation, a press release or a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

              (t) A "Subsidiary" of any Person shall mean any other Person of which a majority of the voting power of the voting equity securities or voting interests is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

              (u) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.
















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              Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date (as hereinafter defined in Section 3(a)) also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

              Section 3. Issue of Right Certificates

              (a) Until the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date, (ii) the close of business on the tenth Business Day after the date of the commencement, by any Person, other than an Exempt Person, of a tender or exchange offer if, upon consummation thereof, such Person would be the Beneficial Owner of 25% or more of the then outstanding shares of Common Stock, or (iii) upon determination by the Board of Directors of the Company, pursuant to the criteria set forth in Section 11(a)(ii)(B) hereof, that a Person is an Adverse Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights) (the earliest of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more certificates, in substantially the form of Exhibit B hereto (the "Right Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of and after the close of business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

              (b) Not later than ten days after the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the














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          "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock with or without a copy of the Summary of Rights attached thereto, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the transfer of any of the certificates for the Common Stock outstanding on the Record Date, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

              (c) Certificates for the Common Stock issued after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date, shall be deemed also to be certificates for Rights, and shall bear the following legend:

                   This certificate also evidences and entitles the holder
              hereof to certain Rights as set forth in a Shareholder Rights Agreement between Community Bancorp, Inc. and Cambridge Trust Company, as Rights Agent, dated as of May 24, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Community Bancorp, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Community Bancorp, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons, Adverse Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

          With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such














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          certificates.  In the event that the Company purchases or
          acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

              (d) The Company shall use its best efforts to (i) file, no later than as soon as practicable following the Distribution Date indicated in Section 3(a) of this Agreement, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, and which will ensure compliance with, the securities or "blue sky" laws of the various states in connection with the registration of the Rights. The Company may temporarily suspend for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this
          Section 3(d), the distribution of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any such provision of this Agreement to the contrary and unless the Company determines that registration of the Rights is not necessary based on an exemption under applicable securities laws or otherwise, the Rights shall not be distributed pursuant to Section 3(a) of this Agreement unless and until there is an effective registration statement under federal securities law with respect to the Rights, nor shall the Rights be distributed in any jurisdiction unless the requisite qualification under the blue sky or securities laws of such jurisdiction shall have been obtained.

              Section 4. Form of Right Certificates.

              (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent













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          with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one-thousandths (1/1000ths) of a share of Preferred Stock as shall be set forth therein at the price set forth therein (the "Exercise Price"), but the number of such shares and the Exercise Price shall be subject to adjustment as provided herein.

              (b)  Any Right Certificate issued pursuant to Section 3(a) or
          Section 22 hereof that represents Rights beneficially owned by
          (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of an Acquiring Person or an Adverse Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or
          (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or
          Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:

                   The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person, an Adverse Person or an Affiliate or an Associate of an Acquiring Person or an Adverse Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void under certain circumstances as specified in Section 7(e) of the Rights Agreement.

          The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Associate or Affiliate thereof.













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              Section 5. Countersignature and Registration.

              (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President and by its Clerk or any Assistant Clerk, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Clerk or any Assistant Clerk of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

              (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

              Section 6 Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

              (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Certificates, entitling the registered holder to purchase a like number of one-thousandths (1/1000ths) of a share of Preferred Stock (or following a Triggering Event, other securities, cash or other assets as the case may be) as the Right Certificate or

          Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate duly executed, at the office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

              (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

              Section 7. Exercise of Rights; Exercise Price; Expiration
                         Date of Rights.

              (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one-thousandths (1/1000ths) of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earlier of (i) the close of business on May 20, 2006 (the "Final Expiration Date") or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) or (ii) being herein referred to as the "Expiration Date"). Except as set forth in Section 7(e) hereof and notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock may exercise all of the rights of a registered holder of a Right Certificate with respect to the Rights associated with such shares of Common Stock in accordance with the provisions of this Agreement, as of the date such Person becomes a record holder of shares of Common Stock.

              (b) The Exercise Price for each one-thousandth (1/1000th) of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $22.50, shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with Section 7(c) below.

              (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly executed, accompanied by payment of the Exercise Price for the shares to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent) in cash, or by certified check or bank draft payment to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent therefor) certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with
          Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash or distribute other property pursuant to
          Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when appropriate.

              (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
          Section 14 hereof.

              (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a
          Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of an Acquiring Person or an Adverse Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or
          (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and
          Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or Adverse Person or any Affiliates and Associates thereof or any transferee of any of them hereunder.

              (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

              Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

              Section 9. Reservation and Availability of Preferred Stock.

              (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities or out of its authorized and issued shares held in its treasury) the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities) that, as provided in this Agreement including Section 11(d)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

              (b) If at the time the Rights become exercisable, the then outstanding shares of Preferred Stock are quoted on the National Association of Securities Dealers, Inc. Automated

          Quotation System ("NASDAQ") or any successor thereto or other comparable quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities) reserved for issuance upon such exercise to be quoted on such system.

              (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event as of which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as required by law following the Distribution Date, as the case may be, a registration statement under the Securities
          Act of 1933, as amended (the "Securities Act"), with respect to the Preferred Stock or other securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights.
          The Company will also take such action as may be appropriate under, and which will ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this
          Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable unless and until there is an effective registration statement under federal securities law with respect to the securities purchasable upon exercise of the Rights, nor shall the Rights be exercisable in any jurisdiction unless the requisite qualification under the blue sky or securities laws of such jurisdiction shall have been obtained.

              (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable.

              (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates for shares of Preferred Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or in respect of the issuance or delivery of securities in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for securities in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

              Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Right evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

              Section 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights. The Exercise Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

              (a)  (i)   In the event the Company shall at any time after
              the date of this Agreement (A) declare a dividend on any of its capital stock payable in shares of any of its capital stock, (B) subdivide any of its outstanding capital stock,
              (C) combine any of its outstanding capital stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of any capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock (or other capital stock, as the case may be) transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                   (ii)  In the event

                   (A) any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, unless the event causing the Person to become an Acquiring Person is (x) a Section 13 Event, or (y) is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by the Board of Directors, including at least a majority of the Disinterested Directors, to be (1) at a price which is fair to the Company's shareholders (taking into account all factors which the directors deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (2) otherwise in the best interests of the Company, its stockholders, employees, customers and communities in which the Company does business, or

                   (B) the Board of Directors of the Company shall declare any Person to be an Adverse Person, upon (x) a determination that such Person, alone or together with its Affiliates and Associates, has become the Beneficial Owner of 10% or more of the outstanding shares of Common Stock and (y) a determination by the Board of Directors, including at least a majority of the Disinterested Directors, after reasonable inquiry and investigation, including such consultation with such persons as such directors shall deem appropriate, that
              (a) such Beneficial Ownership by such Person is intended to cause, is reasonably likely to cause or will cause the Company to repurchase the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions which would provide such Person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its stockholders, but for the actions and possible actions of such Person, would not be served by taking such action or entering into such transactions or series or transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company; provided, however, that the Board of Directors of the Company may not declare a Person to be an Adverse Person if, prior to the time that such Person acquired 10% or more of the shares of Common Stock then outstanding, such Person provided to the Board of Directors in writing a statement of such Person's purpose and intentions in connection with the proposed acquisition of Common Stock, together with any other information reasonably requested of such Person by the Board of Directors, and the Board of Directors, based on such statement and reasonable inquiry and investigation, including consultation with such persons as the directors shall deem appropriate, determines to notify and notifies such Person in writing that it will not declare such Person to be an Adverse Person; provided further, that the Board of Directors, with the concurrence of at least a majority of the Disinterested Directors, may expressly condition in any manner a determination not to declare a Person an Adverse Person on such conditions as the Board of Directors may select, including without limitation, such Person's not acquiring more than a specified amount of stock and/or on on such Person's not taking actions inconsistent with the purposes and intentions disclosed by such Person in the statement provided to the Board of Directors. In the event that the Board of Directors should at any time determine, upon reasonable inquiry and investigation, including consultation with such persons as the directors shall deem appropriate, that such Person has not met or complied with any condition specified by the Board of Directors, the Board of Directors, with the concurrence of at least a majority of the Disinterested Directors, may at any time thereafter declare such Person to be an Adverse Person pursuant to the provisions of this Section 11(a)(ii)(B), then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, such number of one-thousandths (1/1000ths) of a share of Preferred Stock of the Company as shall equal the result obtained by (x) multiplying the then current Exercise Price by the then number of one-thousandths (1/1000ths) of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Exercise Price" for each Right and for all purposes of this Agreement) by 50% of the Fair Market Value per share of Common Stock (determined pursuant to Section 11(d)) on the date of the occurrence of any one of the events listed above in this Section 11(a)(ii) (such number of shares is herein called the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                   (iii) In the event that the number of shares of
              Preferred Stock which are authorized by the Company's articles of organization but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Exercise Price (such excess is herein called the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Exercise Price, (1) cash, (2) a reduction in the Exercise Price, (3) Preferred Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of capital stock which the Board has deemed to have the same value as shares of Preferred Stock (such shares or units of shares of capital stock are herein called "Preferred Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional shares of Preferred Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first or second sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek an authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For the purpose of this Section 11(a)(iii), the value of Preferred Stock shall be the Fair Market Value per one-thousandth (1/1000th) of a share of the Preferred Stock on the Section 11(a)(ii) Trigger Date, and the per share or per unit value of any Preferred Stock Equivalent shall be deemed to equal the Fair Market Value per one-thousandth (1/1000th) of a share of the Preferred Stock on such date.

              (b) If the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or securities having the same rights, privileges and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Fair Market Value (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock (or Equivalent Preferred Stock) to be offered (and the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Fair Market Value and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be the Fair Market Value thereof determined in accordance with Section 11(d) hereof. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

              (c) If the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants

          (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the Fair Market Value (as determined pursuant to Section 11(d) hereof) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be the Fair Market Value (as determined pursuant to Section 11(d) hereof) per one share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would be in effect if such record date had not been fixed.

              (d) For the purpose of this Agreement, the "Fair Market Value" of any share of Preferred Stock or any other stock or any Right or other security or any other property shall be determined as provided in this Section 11(d).

                   (i) In the case of a publicly-traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that for the purpose of computations made pursuant to Section 11(a)(iii) hereof, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the ten (10) consecutive Trading Days immediately following such date; and provided further, that in the event that the Fair Market Value per share of any share of capital stock is determined during a period following the announcement by the issuer of such capital stock of (x) a dividend or distribution on such capital stock payable in shares of such capital stock or securities convertible into shares of such capital stock (other than the Rights) or (y) any subdivision, combination or reclassification of such capital stock, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Fair

              Market Value shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if on any such date no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in such security, the Fair Market Value of such security on such date shall be determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors of the Company, including, if at the time of such determination there is an Acquiring Person or an Adverse Person, a majority of the Disinterested Directors then in office, or if there are no Disinterested Directors, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day.

                   (ii) If a security is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such security, determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors of the Company, including, if at the time of such determination there is an Acquiring Person or an Adverse Person, a majority of the Disinterested Directors then in office, or if there are no Disinterested Directors, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.

                   (iii) In the case of property other than securities, the
              Fair Market Value thereof shall be determined reasonably and with utmost good faith to the holders of Rights by the Board of Directors of the Company, including, if at the time of such determination there is an Acquiring Person or an Adverse Person, a majority of the Disinterested Directors then in office, or if there are no Disinterested Directors, by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights.

              (e) Anything herein to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this
          Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

              (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a) through (c), (e), (g) through (k), and (m), inclusive, and the provisions of sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

              (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

              (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and
          (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Preferred Stock (calculated to the nearest one ten-thousandth) obtained by (i) multiplying (x) the number of one-thousandths (1/1000ths) of a share covered by a Right immediately prior to this adjustment by (y) the Exercise Price, in effect immediately prior to such adjustment of the Exercise Price, and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

              (i) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in substitution for any adjustment in the number of one-thousandths (1/1000ths) of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one-thousandths (1/1000ths) of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

              (j) Irrespective of any adjustment or change in the Exercise Price or the number of one-thousandths (1/1000ths) of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

              (k) Before taking any action that would cause an adjustment reducing the Exercise Price below the then stated value, if any, of the number of one-thousandths (1/1000ths) of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Exercise Price.

              (l) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

              (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the Fair Market Value, issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock, shall not be taxable to such shareholders.

              (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person or Persons if
          (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale the shareholders of a Person who constitutes, or would constitute, the "Principal Party" for the purposes of
          Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

              (o) The Company covenants and agrees that after the Distribution Date it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

              Section 12. Certificate of Adjusted Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Section 11, Section 13 or Section 23(d) hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

              Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

              (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by
          Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(o) hereof) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions, each of which is not prohibited by Section 11(o) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall have the right to receive, upon the exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid and nonassessable shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined in Section 13(b)), free and clear of rights of call or first refusal, liens, encumbrances or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Exercise Price by the number of one-thousandths (1/1000ths) of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of one-thousandths (1/1000ths) of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Exercise Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Exercise Price" for each Right and for all purposes of this Agreement) by (2) 50% of the Fair Market Value (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer;
          (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this
          Section 13(a)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

              (b)  "Principal Party" shall mean

                   (i)   in the case of any transaction described in clause
              (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and

                    ii)  in the case of any transaction described in clause
              (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

          provided, however, that in any such case, (x) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (y) in case such Person is a Subsidiary, directly or indirectly, or more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value of shares outstanding.

              (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto (x) the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and (y) the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in
          Section 13(a) and (b) and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in Section 13(a), the Principal Party at its own expense will

                   (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the Expiration Date;

                   (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

                   (iii) use its best efforts to list (or continue the
              listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

                   (iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

          The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. If any Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

              (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in clauses (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock which complies with the provisions of clause (y) of Section 11(a)(ii)(A) hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

              Section 14.  Fractional Rights and Fractional Shares.

              (a) The Company shall not be required to issue fractions of Rights, or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right, as determined pursuant to
          Section 11(d) hereof.

              (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of one share of Common Stock. For purposes of this Section 14(b), the Fair Market Value of a share of Common Stock shall be determined pursuant to Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise.

              (c) The Corporation shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are one-thousandth (1/1000th) or integral multiples of one one-thousandth (1/1000th) of a share Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are one-thousandth (1/1000th) or integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock). Fractional shares of Preferred Stock in integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not one-thousandth (1/1000th) or integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same faction of the Fair Market Value of one share of Preferred Stock. For the purposes of this
          Section 14(c), the Fair Marker Value of a Preferred Share shall be the Fair Market Value of a Preferred Share as determined pursuant to Section 11(d).

              (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as provided in this Section 14.

              Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

              Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and with the Rights Agent and with every other holder of a Right that:

              (a) prior to the Distribution Date, each Right will be transferable only simultaneously and together with the transfer of shares of Common Stock;

              (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

              (c) the Company and the Rights Agent may deem and treat the person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

              (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as the result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligations; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

              Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

              Section 18.    Concerning the Rights Agent.

              (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

              (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or Preferred Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

              Section 19. Merger or Consolidation or Change of Name of Rights Agent.

              (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

              (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

              Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

              (a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

              (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and determination of "Fair Market Value") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, a Vice Chairman of the Board, the President, a Vice President, the Treasurer, any Assistant Treasurer, the Clerk or an Assistant Clerk of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization to the Right Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

              (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

              (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its counter-signature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

              (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Sections 11, 13, or 23(c) hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment furnished in accordance with
          Section 12 hereof), nor shall it be responsible for any determination by the Board of Directors of the Company of current market value of the Rights or Preferred Stock pursuant to the provisions of Section 14 hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

              (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

              (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any person believed by the Rights Agent to be the Chairman of the Board, any Vice Chairman of the Board, the President, a Vice President, the Clerk, an Assistant Clerk, the Treasurer or an Assistant Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

              (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

              (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Rights resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

              (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

              (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) or clause (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

              Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the Commonwealth of Massachusetts or the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the Commonwealth of Massachusetts or the State of New York), in good standing, which is authorized under such laws to exercise shareholder services or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

              Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

              Section 23.    Redemption and Termination.

              (a) The Board of Directors of the Company may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $.05 per Right, subject to adjustments as provided in Section 23(d) hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The Rights may not be redeemed at any time after the earliest of 5:00 p.m., Boston time, on (i) the tenth day after the Stock Acquisition Date, (ii) the date on which a Triggering Event occurs, or (iii) the Final Expiration Date. The Rights may not be redeemed at any time while there is an Acquiring Person or an Adverse Person or at any time on or after the date of a change (resulting from one or more proxy or consent solicitations) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation is an Adverse Person or has stated (or, if upon the commencement of such solicitation a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event unless there are Disinterested Directors then in office and redemption of the Rights is authorized by the Board of Directors, including at least a majority of the Disinterested Directors. If, following the occurrence of a Stock Acquisition Date or a Section 11(a)(ii) Event, and following the expiration of the right of redemption hereunder, but prior to a Section 13 Event, (1) a Person who is an Acquiring Person or an Adverse Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, and which did not result in the occurrence of a Triggering Event, such that such Person is thereafter a Beneficial Owner of less than 10% of the outstanding shares of Common Stock, (2) there are no other Persons immediately following the occurrence of the event described in clause (1) who are Acquiring Persons or Adverse Persons, and (3) the Board of Directors of the Company shall so approve, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this
          Section 23.

              (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, or in connection with the purchase, acquisition or redemption of shares of Common Stock prior to the Distribution Date.

              (c) The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Fair Market Value of the Common Stock as of the time of redemption) or any other form of consideration deemed appropriate by the Board.

              (d) In the event the Company shall at any time after the date of this Rights Agreement (i) pay any dividend on Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares or (iii) combine the outstanding shares of Common Stock into a smaller 2umber of shares of the outstanding shares of Common Stock, then and in each such event the Redemption Price after such event shall equal the Redemption Price immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event; provided, however, that in each case such adjustment to the Redemption Price shall be made only if the amount of the Redemption Price shall be reduced or increased by $.01 per Right.

              Section 24.    Notice of Certain Events

              (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock or Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock or Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock or Preferred Stock), or (iv) to effect any consolidation or merger into or with, or to effect any sale, mortgage or other transfer (or to permit one or more of its Subsidiaries to effect any sale, mortgage or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than a Subsidiary of the Company in one or more transactions each of which is not prohibited by Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock or Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock or Preferred Stock, whichever shall be the earlier.

              (b) In case any Section 11(a)(ii) Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each registered holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

              (c) The Company agrees to give sixty (60) days' notice in writing to the Rights Agent prior to any event that would cause the Company's stock to be "qualifying securities" for purposes of 12 C.F.R. 341.2(i).

              Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                         Community Bancorp, Inc.
                         l7 Pope Street
                         Hudson, Massachusetts 01749

          Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                         Cambridge Trust Company
                         1336 Massachusetts Avenue
                         Cambridge, MA  02138

          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

              Section 26. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this
          Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement as the Company may deem necessary or desirable without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holder of Right Certificates in order (i) to cure any ambiguity,
          (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which shortening or lengthening shall be effective only if there are Disinterested Directors then in office and shall require the approval of a majority of such Disinterested Directors if (A) such supplement or amendment occurs at or after the time a Person becomes an Acquiring Person or an Adverse Person or (B) such supplement or amendment occurs on or after the date of a change (resulting from one or more proxy or consent solicitations) in a majority of the directors then in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or an Adverse Person or which would cause the occurrence of a Triggering Event), or (iv) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person, an Adverse Person or any Affiliate or Associate of an Acquiring Person or an Adverse Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
          (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and the benefits to, the holders of Rights. Upon the delivery of such certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made on or after the Distribution Date which changes the Redemption Price, the Final Expiration Date, the Exercise Price or the number of one-thousandths (1/1000ths) of a share of Preferred Stock for which a Right is exercisable or which affects any right vested in the Rights Agent. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

              Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

              Section 28. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof. The Board of Directors of the Company (with, where specifically provided for herein, the approval of a majority of the Disinterested Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the approval of a majority of the Disinterested Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to
          (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors (or, where specifically provided for herein, by the Disinterested Directors) in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject any member of the Board of Directors or any of the Disinterested Directors to any liability to the holders of the Rights or to any other person.

              Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

              Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company (including, if at the time of such determination, there is an Acquiring Person or an Adverse Person, a majority of the Disinterested Directors then in office) determines in its good faith judgment that severing the invalid language from the Agreement would adversely affect the purpose or effect of the Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

              Section 31. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and to be performed entirely within Massachusetts.

              Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

              Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


          ATTEST:  COMMUNITY BANCORP, INC.



          By: /s/ Donald R. Hughes, Jr.    By: /s/ James A. Langway
              -------------------------        --------------------
              Clerk                        Name:   James A. Langway
                                           Title:  President & Chief
                                                   Executive Officer


          [Corporate Seal]


          ATTEST:  CAMBRIDGE TRUST COMPANY



          By: /s/ Robert L. DeGregorio    By: /s/ James F. Dwinell
              ------------------------        --------------------
             Clerk                        Name:   James F. Dwinell
                                          Title:  President

          [Corporate Seal]









                                      EXHIBIT A


                                  TERMS OF SERIES A
                               PARTICIPATING CUMULATIVE
                                  PREFERRED STOCK OF
                               COMMUNITY BANCORP, INC.


               Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), par value $10.00 per share. The number of shares initially constituting the Series A Preferred Stock shall be 3,200; provided, however, that, if more than a total of 3,200 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of May 24, 1996, between the Corporation and Cambridge Trust Company, as Rights Agent (the "Rights
          Agreement"), the Board of Directors of the Corporation, pursuant to Section 26 of the Business Corporation Law of the Commonwealth of Massachusetts, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of said Section 26 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Organization then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

               Section 2.  Dividends or Distributions.

               (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $10.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A

          Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 1,000; provided, however, that if at any time after May 21, 1996, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock,
          (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after May 21, 1996, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Series A Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

               (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $l0.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

               (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, the dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution on the Common Stock, unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

               (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

               Section 3.  Voting Rights.  The holders of shares of
          Series A Preferred Stock shall have the following voting rights:

               (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

               (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

               (c) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

               (d) Except as provided herein, in Section ll or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

               Section 4.  Certain Restrictions.

               (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                     (i) declare or pay dividends on, make any other
               distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
               up) to the Series A Preferred Stock;

                    (ii) declare or pay dividends on or make any other
               distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                   (iii) redeem or purchase or otherwise acquire for
               consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                    (iv) purchase or otherwise acquire for consideration
               any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith with result in fair and equitable treatment among the respective series or classes.

               (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

               Section 5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (l) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $l00.00 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up).

               Section 6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

               Section 7.  No Redemption; No Sinking Fund.

               (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

               (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

               Section 8. Ranking. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

               Section 9. Fractional Shares. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandth (l/l000th) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect
          (l) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandth (l/l000th) of a share or any integral multiple thereof or (2) to issue depositary receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

               Section l0. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retire and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of Section 2 of Article IV of the Articles or Organization.

               Section ll. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Certificate of Incorporation shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.


































                                      EXHIBIT B

                             [Form of Rights Certificate]

          Certificate No. R-                                        Rights

               NOT EXERCISABLE AFTER MAY 20, 2006 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT $.05 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                                  Rights Certificate

                               COMMUNITY BANCORP, INC.

               This certifies that                      , or registered
          assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of May 24, 1996 (the "Rights Agreement"), between COMMUNITY BANCORP, INC., a Massachusetts corporation (the "Company"), and CAMBRIDGE TRUST COMPANY (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Boston time) on May 20, 2006 at the principal office of the Rights Agent, or its successor as Rights Agent, one one-thousandth (1/1000th) of a fully paid and non-assessable share of the Preferred Stock, par value $10.00 per share ("Preferred Stock"), of the Company, at a purchase price of $22.50 per share (the "Exercise Price") upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of1shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and
          Exercise Price as of           , 1996.

               As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

               This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.









               This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate of Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

               Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.05 per Right.

               No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withholder consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

               This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

               WITNESS the facsimile signature of the proper officers of
          the Company and its corporate seal.  Dated as of             ,
          1996.

          ATTEST:

          COMMUNITY BANCORP, INC.



          By:                             By:
             Clerk                           Title:


          [Corporate Seal]















          COUNTERSIGNED:

          CAMBRIDGE TRUST COMPANY


          By:
             Title:


          A COPY OF THE RIGHTS AGREEMENT SETTING FORTH IN FULL THE RIGHTS OF THE HOLDER HEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH RIGHTS MAY BE OBTAINED WITHOUT CHARGE FROM THE RIGHTS AGENT, 1336 MASSACHUSETTS AVENUE, CAMBRIDGE,
          MASSACHUSETTS 02138.
























































                                        -  4-




                     [Form of Reverse Side of Rights Certificate]

                                  FORM OF ASSIGNMENT

               (To be executed by the registered holder if such holder
                     desires to transfer the Rights Certificate.)


               FOR VALUE RECEIVED

          hereby sells, assigns and transfers unto



                    (Please print name and address of transferee)



          this Rights Certificate, together with all right, title and interest, and does hereby irrevocably constitute and appoint

                                 Attorney, to transfer the within rights

          Certificate on the books of the within-named Company, with full power of substitution.



          Dated:                  , 199




                                          Signature


          Signature Guaranteed:


                                        NOTICE

               The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.













                                        -  5-




                             FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise the
                                 Rights Certificate.)

               The undersigned hereby irrevocably elects to exercise

                               Rights represented by this Rights

          Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares to issued in the name of:



          (Please insert social security
          or other identifying number)


                           (Please print name and address)



          If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the remaining balance of such Rights shall be registered in the name of and delivered to:


          (Please insert social security
          or other identifying number)


                           (Please print name and address)



               I certify under penalty of perjury that the social security and other identifying numbers indicated above are correct.

          Dated:                  , 19



                                          Signature

                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the fact of this
                                          Rights Certificate)
          Signature Guaranteed:








                                      EXHIBIT C

                               COMMUNITY BANCORP, INC.
                             SHAREHOLDER RIGHTS AGREEMENT

                                  SUMMARY OF RIGHTS


               On May 21, 1996, the Board of Directors of Community Bancorp, Inc. (the "Company") declared a dividend of one Right for each outstanding share of Common Stock, par value $2.50 per share, of the Company. The Rights entitle the holder to purchase one one-thousandth (1/1000th) of a share of Series A Participating Cumulative Preferred Stock, par value $10.00 per share, of the Company (the "Preferred Stock"). The description and the terms of the Rights are further set forth in a Shareholder Rights Agreement (the "Agreement") between the Company and Cambridge Trust Company, as Rights' Agent.

          Share Purchase Rights:  Each Right entitles the holder, at any time following the Distribution Date
                                  (described below), to purchase one
                                  one-thousandth (1/1000th) of a share of
                                  Preferred Stock at an Exercise Price of
                                  $22.50. The Exercise Price reflects the views of the Company as to the potential long-term value of the Company's stock.

          Exercisability:         Rights become exercisable after the
                                  Distribution Date (described below)

          Transferability:        Until the Distribution Date, the Rights
                                  are attached to the common stock and,
                                  together with the common stock, are
                                  represented by certificates for the
                                  Common Stock.  After the Distribution
                                  Date, the Rights detach; separate Rights certificates are issued; and the Rights trade independently of the Common Stock.

          Distribution Date:      The Distribution Date occurs on the
                                  earliest of the following:

                                  (1) The tenth day after the date on which there is a public announcement that a person ("Acquiring Person"), including affiliates and associates, has acquired beneficial ownership of 25% or more of the Common Stock of the Company (the date of such public announcement being referred to as the "Stock Acquisition Date").

                                  (2) The tenth business day after the date of commencement of a tender offer or exchange offer for Common Stock if, upon consummation thereof, the offeror would be the beneficial owner of 25% or more of the Common Stock.

                                  (3) Upon a determination by the Board of Directors of the Company (including a majority of Disinterested Directors, as defined below) that a person who, along with his affiliates or associates, owns 10% or more of the Company's Common Stock intends to or is likely to cause the Company to repurchase his shares or to cause pressure on the Company to take action providing such person with short-term financial gain or is likely to cause a material adverse impact on the Company (hereafter, an "Adverse Person"). The Board of Directors, with the concurrence of a majority of
                                  Disinterested Directors, may condition a determination not to declare a person an Adverse Person on such conditions as it may select.

                                  Disinterested Directors are Directors who are in office before the Plan is adopted and who are not officers or employees of the Company, Acquiring Persons, Adverse Persons, affiliates or associates or nominees or representatives thereof, as well as individuals subsequently becoming Directors who are not Acquiring Persons, Adverse Persons, affiliates or associates or nominees or representatives thereof and whose nomination is approved by a majority of Disinterested Directors.

          Flip-In Events:         In the event that

                                  (1) any Person, alone or together with
                                  associates and affiliates, becomes an
                                  Acquiring Person, except pursuant to a
                                  tender or exchange offer for all
                                  outstanding shares of Common Stock which the Board of Directors (including a majority of Disinterested Directors) determines to be at a price which is fair to the Company's shareholders and otherwise in the best interests of the Company, its shareholders, employees, customers, and the communities in which the Company does business, or

                                  (2) the Board (including at least a
                                  majority of Disinterested Directors)
                                  determines that a person is an Adverse
                                  Person ("Flip-In Events"),

                                  then each of the Rights (other than
                                  Rights held by the Acquiring Person or
                                  Adverse Person, associate or affiliate
                                  and certain transferees) becomes a Right to acquire Preferred Stock of the Company having a value equal to twice the Right's Exercise Price upon payment of the Exercise Price.

                                  For example:  if at the time of the
                                  Flip-In Event the Exercise Price is $100, exercise of a Right after such event entitles the holder to purchase Preferred Stock of the Company having a value equal to $200.

                                  If the Company does not have enough
                                  authorized Preferred Stock, the Company
                                  is required to substitute value in the
                                  form of cash, or property, or debt or
                                  equity securities, or a reduction of the Exercise Price, or any combination of the foregoing, in an aggregate amount equal to the value of the Preferred Stock which would otherwise be issuable (value for these purposes being determined after the Flip-In Event).

          Flip-Over Events:       If, following the Stock Acquisition Date,

                                  (l) the Company is acquired in a merger
                                  or other business combination
                                  transaction, except where the transaction is with a party who acquired shares of Common Stock pursuant to a tender or exchange offer for all outstanding shares of Common Stock which the Board of Directors

                                  (including a majority of Disinterested
                                  Directors) determines to be at a price
                                  which is fair to shareholders and
                                  otherwise in the best interests of the
                                  Company, its shareholders, employees,
                                  customers, and the communities in which
                                  the Company does business, and where the price and form of consideration paid to the remaining holders is the same as in the tender or exchange offer, or

                                  (2) 50% or more of the Company's assets
                                  or earning power (on a consolidated
                                  basis) is sold or transferred in one
                                  transaction or a series of related
                                  transactions ("Flip-Over Events"),

                                  then each Right becomes a Right to
                                  acquire Common Stock of the other party
                                  to the transaction having a market value equal to twice the Exercise Price upon payment of the Exercise Price.

                                  For example:  if at the time of the
                                  Flip-Over Event the Exercise Price is
                                  $100, exercise of a Right after such
                                  event entitles the holder to purchase
                                  Common Stock of the acquiror having a
                                  value equal to $200.

          Redemption:             Rights are redeemable at a price of $.05
                                  per Right by action of the Board of
                                  Directors until the earliest of

                                  (1) the tenth day after the Stock
                                  Acquisition Date,

                                  (2) the date on which a Flip-In or
                                  Flip-Over Event occurs, or

                                  (3) 10 years after the record date for
                                  distribution of the Rights. In the event the Company's right of redemption expires after the occurrence of a Stock Acquisition Date or a Flip-In Event, but prior to a Flip-Over Event, such right may be reinstated if an Acquiring Person or Adverse Person reduces his beneficial ownership to less 10% of the Common Stock (except in a transaction involving the Company or which results in a Flip-In or Flip-Over Event), there are no other Acquiring or Adverse Persons, and the Board of Directors of the Company approves.

                                  The Rights may not be redeemed at any
                                  time while there is an Acquiring Person
                                  or Adverse Person or at any time after a change in the majority of the Directors resulting from a proxy or consent solicitation by a person who is an Adverse Person or who has stated an intention to take action resulting in his becoming an Acquiring Person or in the occurrence of a Flip-In or Flip-Over Event unless there are Disinterested Directors in office and a majority of such Disinterested Directors approve.

          Amendment:              Any of the provisions of the Rights
                                  Agreement may be amended by the Board of Directors prior to the Distribution Date.
                                  After the Distribution Date, the
                                  provisions of the Rights Agreement, other than those relating to the principal economic terms of the Rights, may be amended to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the holders of Rights (excluding the interests of any Acquiring Person or any Adverse Person, affiliate or associate), or to shorten or lengthen any time period under the Rights
                                  Agreement. Amendments adjusting time
                                  periods may, under certain circumstances, require the approval of a majority of Disinterested Directors, or otherwise be limited.

          Voting and Dividend
          Rights: Until a Right is exercised, the holder thereof, as such, has no rights as a shareholder of the Company, including the right to vote or to receive dividends.

          Expiration:             The Plan and the Rights expire on May 20,
                                  2006.